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                    INTEGRATED SYSTEMS CONSULTING GROUP, INC.

                        SPECIAL MEETING OF SHAREHOLDERS
                                9:00 A.M. (E.D.T.)
                              _______________, 1998

                        Place:  575 East Swedesford Road
                                Wayne, Pennsylvania  19087

     The undersigned shareholder of Integrated Systems Consulting Group, Inc. ("ISCG") hereby appoints David D. Gathman and David S. Lipson, both with full power of substitution, to vote all shares of common stock of ISCG that the undersigned is entitled to vote at the Special Meeting of Shareholders of ISCG to be held on _______________, 1998, and at any adjournments or postponements thereof as indicated below. The undersigned hereby revokes any previous proxies with respect to matters covered by this Proxy.

     This Proxy, when properly executed, will be voted in the manner marked herein by the undersigned shareholder. IF NO MARKING IS MADE, THIS PROXY WILL BE DEEMED TO BE A DIRECTION TO VOTE FOR PROPOSAL 1 and, in the discretion of the proxies, to vote upon such other business as may properly come before the meeting, and any adjournment or postponement thereof. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ISCG.



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The Board of Directors of ISCG recommends a vote FOR Proposal 1:

1. To approve and adopt the Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of September 9, 1998, among ISCG, First Consulting Group, Inc., a Delaware Corporation ("FCG"), and Foxtrot Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of FCG ("Merger Sub"), and to approve the merger of Merger Sub with and into ISCG (the "Merger"). A copy of the Reorganization Agreement is attached as Appendix A to the accompanying Joint Proxy Statement/Prospectus. As more fully described in the Joint Proxy Statement/Prospectus, the Reorganization Agreement provides that: (i) Merger Sub will be merged with and into ISCG, with ISCG continuing as the surviving corporation, and ISCG will thereafter be a wholly-owned subsidiary of FCG; and (ii) each outstanding share of common stock, par value $.005 per share (collectively, the "Shares"), of ISCG (other than Shares held by shareholders of ISCG who properly exercise their dissenters' rights under the Pennsylvania Business Corporation Law of 1988, as amended) will be converted, upon the consummation of the Merger, into the right to receive 0.77 of a share of common stock of FCG (as adjusted for any stock split, stock dividend, reverse stock split, reclassification, recapitalization or similar transaction).

                   FOR [   ]      AGAINST [   ]     ABSTAIN [   ]

2. In the discretion of the proxies, to vote upon such other business as may properly come before the Special Meeting, and any adjournment or postponement thereof.

                   FOR [   ]      AGAINST [   ]     ABSTAIN [   ]


                                        (Date)

                                        (Signature)

                                        (Title)

                                        (Signature, if held jointly)

                                        When shares are held by joint
                                        tenants, both should sign.  When
                                        signing as attorney, executor,
                                        administrator, trustee, guardian,
                                        corporate officer or partner, please
                                        give full title as such.  If a
                                        corporation, please sign in corporate
                                        name by President or other authorized
                                        officer.  If a partnership, please
                                        sign in partnership name by
                                        authorized person.  This Proxy votes
                                        all shares held in all capacities.

                    Please mark, sign, date and mail promptly.